SUBSCRIPTION DOCUMENTS


                          MOMENTUM SOFTWARE CORPORATION
                            (A Delaware corporation)



                    258,621 Units with each Unit comprised of
                4 Shares of Convertible Series D Preferred Stock
                                       and
                  7 Warrants with each Warrant exercisable into
                        a Shares of Common Stock at $.30

(an aggregate of 1,034,484 Shares of Convertible Series D Preferred Stock and 1,810,347 Warrants exercisable into 1,810,347 Shares of Common Stock)





                IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                   CERTAIN NOTICES UNDER STATE SECURITIES LAWS

                IT IS ANTICIPATED THAT THE SECURITIES WILL BE OFFERED FOR SALE IN SEVERAL STATES. THE SECURITIES LAWS OF CERTAIN OF THOSE STATES REQUIRE THAT CERTAIN CONDITIONS AND RESTRICTIONS RELATING TO THE OFFERING BE DISCLOSED. A DESCRIPTION OF THE RELEVANT CONDITIONS AND RESTRICTIONS IS SET FORTH BELOW.

FOR NEW YORK OR NEW JERSEY RESIDENTS

                IF YOU ARE A NEW JERSEY OR NEW YORK RESIDENT AND YOU ACCEPT AN OFFER TO PURCHASE THESE SECURITIES PURSUANT TO THIS OFFERING, YOU ARE HEREBY ADVISED THAT THE SUBSCRIPTION DOCUMENTS HAVE NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATES OF NEW YORK OR NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OF ADEQUACY OF THE OFFERING CIRCULAR AND THE SUBSCRIPTION DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             SUBSCRIPTION AGREEMENT

To:             Mr. Joseph Valley
                President/Chief Executive Officer
                Momentum Software Corporation
                401 South Van Brunt Street
                Englewood, New Jersey  07631

                1. The Board of Directors of Momentum Software Corporation, a Delaware corporation (the "Company") has authorized the offering and issuance (the "Offering") of 258,621 Units (an aggregate of 1,034,484 shares of Series D Preferred Stock and 1,810,347 Warrants exercisable into 1,810,347 shares of Common Stock) at an offering price per Unit of $5.80 ("Subscription Price"). Each Unit is comprised of 4 shares of Series D Preferred Stock and 7 Warrants, with each Warrant exercisable into one share of Common Stock. Each holder of Preferred Stock is being offered the right to subscribe for the number of Units set forth in Schedule A hereto. The acquisition of such Units would avoid a Preferred Stock Holder losing any of the anti-dilution protection currently provided in the Company's Restated and Amended Certificate of Incorporation and any Series B Warrant Agreement to which it is a party. To the extent a holder of Preferred Stock subscribes for less than all the amount set forth in Schedule "A" but more than 50%, it will lose a portion of its anti-dilution protection and to the extent the holder subscribes for 50% or less, it shall lose its entire dilution rights with respect thereto, except with respect to any Recapitalization event, as defined below.

                To the extent a holder of Preferred Stock subscribes for less than the amount set forth in Schedule A, those persons subscribing for more than the number set forth on Schedule A shall, based on their respective percentages set forth on Schedule A be entitled to acquire the Units not so subscribed for.

                Each offeree desiring to purchase Units ("Subscriber") must set forth the number of Units it desires to subscribe for on the signature page hereof.

                The Company may avail itself of multiple closings with respect to this Offering with the first closing expected to occur before October 30, 1996, unless extended by the Company in its sole discretion to a date not later than November 15, 1996 ("Initial Closing Date") and the last closing by November 15, 1996 (the "Final Closing Date"). In the event of multiple closings, the Company will neither amend the terms and conditions of the Offering after the Initial Closing Date nor grant subsequent Subscribers any additional rights. A minimum of 129,311 Units must be subscribed for in order to consummate an Initial Closing. The Initial Closing Date shall not occur prior to the expiration of the 30 day preemptive right ("Preemptive Right") period unless all the persons set forth on Schedule A have subscribed by said date or notified the Company in writing that it waives its Preemptive Rights to acquire Units. By executing this Subscription Agreement, such Subscriber waives the notice provisions with respect to the Preemptive Rights and, subject to compliance with the subscription for initially unsold Units set forth above, its Preemptive Right to subscribe for additional Units in excess of the number initially subscribed for. The Company reserves the right, in its sole discretion, to accept subscriptions in a lesser number than appearing on the signature page hereof, to the extent they exceed the number said Subscriber is entitled to subscribe for as set forth on Schedule A. The undersigned further acknowledges notwithstanding anything contained hereon to the contrary, that any Subscriber subscribing after the Initial Closing Date will be required to deliver to the Company its note in an amount equal to the accrued dividends deemed earned on the Series D Preferred Stock so subscribed for from the Initial Closing Date to the date of the acceptance of such subscription. The Note shall bear interest at a rate identical to the dividend rate on the Series D Preferred Stock and shall be payable upon the eof the payment of the first dividend on the Series D Preferred Stock or the liquidation of the Company. Upon each Closing, counsel for the Company, Snow Becker Krauss P.C., shall deliver to the Company and the persons whose Subscriptions are being accepted as at the Closing counsel's opinion in substantially the form attached hereto as Exhibit "A".

                The Shares are being offered on a best efforts basis, subject to the aforementioned 129,311 Unit minimum. This Offering is being made solely under Sections 4(2) and 4(6) of the Securities Act of 1933 (the "Securities Act") and Regulation D promulgated thereunder and solely to accredited investors.

                Subscriptions will be deposited on behalf of Subscribers in a special account at a bank maintained by the Company. If accepted, the checks tendered by the undersigned or the amount of money represented thereby, will be applied as discussed in Section 4(iv) hereof. Interest earned between the date of deposit and the Closing Date, if any, will be used by the Company to offset the costs of this Offering and will not be paid to Subscribers. Such funds shall be returned to Subscribers, without any interest earned on account of such Subscriber, in the event that the Offering is not consummated. The Company reserves the right to accept the cancellation by a Subscriber of Company indebtedness in lieu of such Subscriber tendering cash for the payment of all or a part of the Shares so acquired. The Company further reserves, subject to being required to accept subscriptions in the amount set forth on Schedule A hereto, the right not to accept all or part of any subscriptions for Units.

                2. The undersigned agrees that this subscription is and shall be irrevocable (except as provided by law or the terms hereof), but his obligations hereunder will terminate if this subscription is not accepted by the Company.

                3. The undersigned acknowledges and agrees that the Units, the Series D Preferred Stock and the shares of the Company's Common Stock issuable upon conversion of the Series D Preferred Stock (the "Conversion Shares") and the Warrants and the shares of the Company's Common Stock issuable upon the exercise of the Warrants (the "Exercise Shares") (the Conversion Shares and Exercise Shares sometimes hereinafter collectively referred to as the "Underlying Shares") have not been registered under the Securities Act of 1933, as amended, and accordingly, cannot be sold, transferred, hypothecated, assigned or otherwise disposed of, unless such Series D Preferred Stock, Warrants and/or Underlying Shares (collectively, the "Securities") are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel, satisfactory to the Company, such sale, transfer, hypothecation, assignment or disposition is exempt from such registration requirements. The undersigned acknowledges and agrees that the transferability of the Securities will be further restricted under the terms of the Stockholders Agreement dated as of the date the undersigned's subscription is accepted (the "Stockholders Agreement"), a copy of which is attached hereto as Exhibit "B".

                4. The undersigned has been furnished with and has carefully read this Subscription Agreement and the documents attached as Exhibits hereto (which Exhibits are comprised of Counsel's opinion, the Stockholders Agreement, Warrant Agreement, Registration Rights Agreement, Amended Certificate of Incorporation, Financial Statement and Capitalization Schedule), as well as the Company's Business Summary dated September 26, 1996 ("Business Plan"). The undersigned is aware that:

               (i) There are substantial risks involved in investing in the Company and no assurance can be given that the undersigned will not ultimately lose its entire investment in the Company;

               (ii) No Federal or state agency has passed upon the Series D Preferred Stock or the Warrants or made any finding or determination as to the fairness of this investment;

               (iii) The holders of Series D Preferred Stock have extensive voting rights as set forth in the Amended Certificate of Incorporation, as defined below, or as otherwise permitted by law. However, the holders of all series of Preferred Stock (the "Preferred Stock") will vote as one class where the consent of a certain percentage of the then outstanding shares of Preferred Stock is required. The holders of Series B, C and D Preferred Stock have the right with respect to one or more of such series to demand a maximum of three (3) years accumulated dividends be paid in Company Common Stock, valued at the Preferred Stock's respective conversion prices. Each holder of Preferred Stock (upon a majority vote in interest of the holders of Preferred Stock) may require the redemption of its respective shares of Preferred Stock on August 30, 2001 and, provided the required consent of holders of Preferred Stock is obtained in subsequent years, each anniversary thereafter. Redemption by less than all the holders of Preferred Stock may adversely effect holders of Preferred Stock not desiring to redeem. Such August 30, 2001 date was initially August 30, 1999 prior to the amendment of the Certificate of Incorporation creating the Series D Preferred Stock. Attached hereto as Exhibit "C" is the Company's Amended and Restated Certificate of Incorporation ("Amended Certificate of Incorporation" or "Amended Certificate") which sets forth the respective rights and obligations of all classes of the Company's capital stock. The Amended Certificate of Incorporation is to be filed with the Delaware Secretary of State prior to the acceptance of any subscription for Series D Preferred Stock.

               (iv) In the event one or more of the holders of Series A, Series B and/or Series C Preferred Stock will not acquire the full number of Units set forth on Schedule A, the Amended Certificate, as in effect as at the date hereof, provides that new classes of Preferred Stock shall be created with respect to those series of Preferred Stock in which all the holders of said series would not be entitled to the same dilution protection upon the consummation of a dilutive offering such as this Offering. The newly created series would have the same rights as the series originally owned by the Preferred Stockholder, except that the new series does not have any dilution protection other than to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock ("Recapitalization Events"). The Amended Certificate set forth as Exhibit C contemplates that one or more of the holders of Series B and Series C Preferred Stock will not acquire the full number of Units set forth on Schedule A and as such creates two new series, Series B-1 Preferred Stock and Series C-1 Preferred Stock;

                (v) The Company's Board of Directors (X) have granted to certain employees of the Company, effective upon the Initial Closing, approximately 195,000 stock option
                       (see Exhibit E) in order not to dilute their interest in the Company, on a fully-diluted basis, as a result of the change in the respective Preferred Stockholders conversion price caused by the Offering and (Y) intend to grant to certain employees of the Company, in the event of a Closing, either regular options or options based on the Company achieving minimum revenues and income before taxes in fiscal 1997 of $9 million and $1.1 million ("Performance Grants"), a maximum of approximately 344,250 options (vesting immediately) to acquire Common Stock. The purpose of the Performance Grants is to make said employee's fully diluted percentage holding in the Company the same as they held prior to the offering of the Series D Preferred Stock;

               (vi) The Company intends to use the proceeds of this Offering for general working capital and to the extent available, fund the Intranet product development and MOM product marketing as described in the Business Plan. Even though the Company currently believes if all the Units offered hereunder are sold, it will have sufficient capital to carry out its Business Plan, including funding the Intranet product development and MOM product marketing, no assurance can be given that the Company will not require additional capital in the future in order to accomplish the above goals. Additional funding may also be required if the Company elects to exercise its option to buy an interest in Envisionit Software Corporation ("Envisionit"), an entity which acquired substantially all the assets of Visual Flow, Inc., a wholly-owned subsidiary of the Company. The undersigned acknowledges receipt of the terms of said option. No assurance can be given that if financing is required, such financing will be available upon terms acceptable to the Company, or the required consent of the holders of the Preferred Stock, when required, will be obtained. Any such additional financing may be superior in right to the rights of the holders of the Series D Preferred Stock. Furthermore, the Company reserves the right, subject to any rights of the holders of the Preferred Stock, to amend its Business Plan;

              (vii) The Company has not retained an independent investment firm to render a "fairness" opinion with respect to the subscription price for the Units. One or more stockholders of the Company may challenge the fairness of such subscription prices. Each subscriber should consult its own counsel with respect to this issue;

              (viii) The Company may not be able to utilize its full net operating loss for Federal income taxes as a result of
                       Section 382 of the Code. No representation is made as to the availability thereof;

                (ix) The Company has not paid any dividends since its incorporation and no assurance can be given that any will be paid in the future;

                 (x) The Company will provide each Subscriber, or his designee, an opportunity to meet and confer with the Company and the principals of the Company regarding all aspects of the transactions contemplated herein and will afford such Subscriber the opportunity to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

               5. The undersigned understands that there is no public market for the Preferred Stock and/or the Warrants, and it is not likely that any public market for such securities will develop, nor does a public market for the Underlying Shares currently exist. No representation is made as to the likelihood of any such market hereinafter developing. None of the Company's Common Stock is currently registered with the Securities and Exchange Commission and no such registration is currently pending or being prepared. In connection with the undersigned's subscription of Units, the undersigned must simultaneously execute, and upon acceptance of the subscription by the Company, be bound by the Registration Rights Agreement ("Registration Rights Agreement") dated as of the date the undersigned's subscription is accepted, a copy of which is attached hereto as Exhibit "D". The entering into the Registration Rights Agreement should not be construed as an obligation or current intent of the Company to file a Registration Statement with the Securities and Exchange Commission.

               6. The undersigned represents and warrants to the Company that:

             (i) The undersigned, if an individual, has carefully reviewed the Subscription Agreement and the documents incorporated by reference herein, and understands the risks of, and other considerations relating to, a purchase of the Units;

             (ii) The undersigned, if an individual, has been furnished any materials relating to the Company and/or the offering of the Units which he has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations made by the Company hereunder or information provided by or statements made by the Company;

             (iii) The undersigned, if an individual, or his designees have not been furnished any offering literature other than this Subscription Agreement and the documents attached as Exhibits hereto and the documents specifically referred to herein, and the undersigned has relied only on the information contained herein and such Exhibits and the information furnished or made available to them by the Company, as described above;

             (iv) The undersigned, if an individual, is acquiring the Units for which it hereby subscribes for its own account, as principal, for investment and not with a view to the resale or distribution to others;

             (v) The undersigned, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold Units; such entity has its principal place of business as set forth on the signature page hereof and such entity has not been formed for this specific purpose of acquiring the Units;

             (vi) The undersigned, if an individual, has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in this investment;

            (vii) All the information which the undersigned, if an individual, has heretofore furnished the Company, or which is set forth in his Purchaser Questionnaire and elsewhere with respect to his financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information on or prior to the date of this Agreement, the undersigned will immediately furnish such revised or corrected information to the Company; and

           (viii) The undersigned, if a corporation, partnership, trust, or other form of business entity, is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Units and, if there should be any change in such status on or prior to the date of this Agreement, the undersigned will immediately notify the Company;

             (ix) The undersigned, if a corporation, partnership, trust, or other form of business entity has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

             (x) The undersigned, if a corporation, partnership, trust, or other form of business entity has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has received and reviewed the Financial Statements;

             (xi) The undersigned, if a corporation, partnership, trust, or other form of business entity, has the authority to purchase the Units and said Units are being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

            (xii) The undersigned, if a corporation, partnership, trust, or other form of business entity, understands that (a) the Units, Series D Preferred Stock and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act or Section 4(6) thereof,
(b) the Units, Series D Preferred Stock, Warrants and the Conversion Shares, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (c) the Series D Preferred Stock, the Warrants and the Conversion Shares will bear a legend to such effect and (d) the Company will make a notation on its transfer books to such effect; and

           (xiii) The undersigned further agrees to be bound by all of the terms and conditions of the Offering set forth herein and in the Exhibits hereto.

               7. The Company represents and warrants to the undersigned that except as set forth in the disclosure schedule attached as Schedule 7A ("Disclosure Schedule") (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as which such exception shall apply) and the specific schedule referred to in the following subparts with respect to such subpart:

                (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to so qualify would have a material adverse effect on the Company and its business. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement in the form attached as Exhibit D (the "Registration Rights Agreement") and the Stockholders' Agreement in the form attached as Exhibit B (the "Stockholders' Agreement"), to issue, sell and deliver the Series D Preferred Stock, the Warrants and to issue and deliver the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the exercise of the Warrants (collectively, the "Conversion Shares").


                (ii) The Company does not, except for its option to acquire stock in Envisionit, (i) own of record or beneficially, directly or indirectly,
(A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

                (iii) (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Series D Preferred Stock, the issuance, sale and delivery of the Warrants and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order or any court or other agency of government, the Amended Certificate of Incorporation, or the Amended and Restated By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; and

                      (b) The Series D Preferred Stock has been duly authorized and, when issued at Closing, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Series D Preferred Stock and/or the exercise of the Warrants when so issued, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders Agreement. Neither the issuance, sale or delivery of the Units, nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived or otherwise satisfied.

               (iv) Each of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement at Closing will have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms.

               (v) (a) At the Initial Closing, the authorized and outstanding capital stock of the Company and the number of subscriptions, warrants, options, convertible securities, and other such rights with respect thereto and the names of all such record owners of said stocks, securities and options are as set forth in the attached Schedule 7(v). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company will be at the Initial Closing as set forth in the Amended Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. Except as set forth in the attached Schedule 7(v), (i) no person owns of record or is known to the Company to own beneficially any shares of Preferred Stock or Common Stock, (ii) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Amended Certificate of Incorporation, or as set forth in the attached Schedule 7(v), the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stockholders' Agreement, at the Initial Closing there will be no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or ny of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws; and

                (b) Attached hereto as Exhibit "E" is the Company's Capitalization Schedule as at August 31, 1996 (including options granted through such date) as well as a pro-forma Capitalization Schedule reflecting the sale of all the Units (collectively the "Capitalization Schedules"). No representation is made that additional shares of capital stock, options, warrants, convertible securities or the like will not be issued or granted after the Initial Closing. As set forth in the Disclosure Letter, the previous shareholders of Highland Systems Corporation d/b/a Industrial Software Machines, Corporation ("ISM") have notified the Company that they may be entitled to additional shares of Common Stock of the Company based on the agreement pursuant to which the Company previously acquired the assets of ISM ("ISM Acquisition").

                (vi) The Company has furnished to the undersigned the (a) audited balance sheet of the Company as at December 31, 1994 and (b) the related statements of income, stockholders' equity and cash flows of the Company for the year ended December 31, 1994 and (c) the unaudited balance sheet of the Company as at December 31, 1995 (the "1995 Balance Sheet") and June 30, 1996 (the "June 30 Balance Sheet" which together with the 1995 Balance Sheet is referred to as the "Balance Sheets")) and (d) the related statement of income of the Company for the year ending December 31, 1995 and the six month period ending June 30, 1996 (all of which in (a), (b), (c) and (d) are collectively the "Financial Statements"), copies of which are attached hereto as Exhibit "F". All such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, (subject to, with respect to the Balance Sheets and the statement of income for the 12 month period ending December 31, 1995 and 6 month period ending June 30, 1996, customary adjustments made at the end of an accounting period, adjustments which may be required in order to properly reflect the deductibility of certain expenses in 1995 or 1996 (as discussed in the Disclosure Letter)). Furthermore, the aforementioned unaudited Financial Statements do not include footnotes as required by GAAP, which footnotes for said periods if currently prepared, would to the best knowledge of the Company, not contain disclosure relating to any item or matter which may or would have a material adverse effect on the Company. The Financial Statements also fairly and accurately present in all material respects the financial position of the Company at December 31, 1994, December 31, 1995 and June 30, 1996, respectively, and the results of its operations for the year ending December 31, 1994, December 31, 1995 and the 6 month period ending June 30, 1996, respectively. The Financial Statements have also been prepared in such a mannee of Visual Flow, Inc. in May, 1996 and the results of operation of the two operating subsidiaries. Since the date of the June 30 Balance Sheet, (i) there has been no change in the assets, liabilities (whether accrued, absolute or contingent) or financial condition of the Company from that reflected on the Balance Sheet, except as set forth in Schedule 7(v), changes in the ordinary course of business which in the aggregate have not been materially adverse and as contemplated by the Business Plan and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against, except any such events of which the Subscriber has knowledge. For purposes hereof, an aggregate material adverse change is a decrease in net worth aggregating in excess of $50,000.

               (vii) Except as set forth on Schedule 7(vii), since the date of the June 30 Balance Sheet, the Company has been operated in its ordinary and usual course of business and since such date, no events have occurred which are anticipated to have a material adverse effect on the Company.

               (viii) Other than as set forth in Schedule 7 (viii), there is no
(a) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (c) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. Other than as set forth in Schedule 7 (viii), the Company has complied with all laws, rules regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwisersely affect the Company in, conducting its business in any jurisdiction in which it is not conducting business or in which it proposes to conduct business.

               (ix) (a) To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (x) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (y) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (z) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.

                    (b) To the best of the Company's knowledge, none of the execution or delivery of this Agreement, the Registration Rights Agreement and the Stockholders' Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the

Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract covenant or instrument under which any such person is obligated.

               (x) Except as set forth on Schedule 7(x), the Company has good and marketable title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company. The assets reflected on the Balance Sheet together with the proceeds of the Offering are to the best of the Company's knowledge sufficient for the Company to conduct business in the manner presently conducted and as contemplated in accordance with the Business Plan.

              (xi) Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which , with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. Except to the extent the Company has subleased any property which is the subject of the lease, the Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

               (xii) Except as set forth in Schedule 7(xii), grants of options, additional shares of Common Stock which may be required to be paid as part of the ISM Acquisition as set forth in the Disclosure Letter, the disposition of Vision Flow and with respect to capital and debt financing, the Company has not since at least September 20, 1994, entered in any transaction with an affiliate (as such term is defined under the Securities Act of 1933) of the Company, and the Company is not a party to any transaction providing for additional payments by the Company.

              (xiii) The compensation table attached hereto as Exhibit "G" sets forth the current compensation payable to all the senior management employed by the Company as at the date hereof.

               (xiv) The Company has, to the best of its knowledge, adequate insurance to insure against all material risks.

                (xv) Except as set forth in Schedule 7(xv), the Company has filed all tax returns Federal, state, county and local, required to be filed by it, and the Company has paid all taxes due and owing with respect thereto as well as all other taxes, assessments and governmental charges which have become due or payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal and state income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. Notwithstanding anything contained herein to the contrary, no representation is made whether the Company has previously experienced, or as a result of this Offering experience an ownership change as such term is defined in Section 382 of the Code, nor what the value of the Company would be in the event of such change for purposes of computing the availability of previously incurred Company losses.

               (xvi) The Company, to the best of its knowledge, is not a party to or otherwise bound by any written or oral contract or instrument or other restriction, individually or in the aggregate, which it, in good faith, believes would materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. To the best of the Company's knowledge, it and each other party thereto have in all material respects performed all obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any material lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach of the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Amended Certificate and By-laws, as amended.

               (xvii) (a) Except as set forth in Schedule 7(xvii) and resulting from the ISM Acquisition and the Visual Flow disposition, there has been no additions to or change since September 20, 1994 in the status of any patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing owned or held by the Company;

                      (b) The Company owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of normal software purchased and sold as such) and technical data and information (collectively herein "intellectual property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, to the best of the Company's knowledge, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company or its employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company; and

                      (c) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all the intellectual property. Each of the Company's employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the intellectual property, or who has knowledge of or access to information about the intellectual property, have entered into a written agreement with the Company substantially in the form disclosed as Exhibit H to the Subscription Agreement with respect to the Company's Series C Preferred Stock ("Series C Subscription Agreement"), (i) providing that the intellectual property and other information are proprietary to the Company and are not be divulged or misused and (ii) transferring to the Company, without any further consideration being given therefor by the Company, all of such employee's or other person's right, title and interest in and to such intellectual property and other information and to all patents, trademarks, service markes, trade names, copyrights, licenses and rights with respect to such intellectual property and information. The Company is not aware that any of its employees or prospective employees who have signed such agreements are in violation thereof.

               (xviii) Except as set forth on Schedule 7(xviii), the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

               (xix) The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in a debtor, or otherwise to assure a creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                 (xx) No customer or supplier which was significant to the Company during the period January 1, 1995 through June 30, 1996 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

               (xxi) Subject to the accuracy of the representations and warranties of the person subscribing pursuant to this Offering with respect to being accredited investors and holding the shares for investment, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stockholders' Agreement, the issuance, sale and delivery of the Units or the issuance and delivery of the Conversion Shares upon the conversion of the Series D Preferred or exercise of the Warrants other than (i) filings pursuant to state securities laws (all of which filings have been timely made by the Company) in connection with the sale of the Units and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

               (xxii) To the best of the Company's knowledge, neither this Agreement, nor any Schedule or Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best of the Company's knowledge, none of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. Currently, there is no fact which the Company has not disclosed to the undersigned and their counsel in writing and of which the Company is aware which the Company reasonably believes materially and adversely affects the business, prospects, financial condition, operations, property or affairs of the Company. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to materially revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

               (xxiii) The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

               (xxiv) Set forth in Schedule 7(xxiv) is a list of the names of the officers of the Company, together with the title or job classification of each such person.

               (xxv) To the Company's best knowledge (without imputing to the Company the knowlege of the individual whose relationship may be in violation of this subparagraph (xxv)), other than those transactions and arrangements set forth on Schedule 7(xxv), no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

               (xxvi) No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the

Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.


               8. The Company covenants to the undersigned that:

               (i) The Company will provide each Subscriber prior to the acceptance of its subscription, or its designee, an opportunity to meet and confer with the Company and the principals of the Company regarding all aspects of the transactions contemplated herein and will afford such Subscriber the opportunity to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

               (ii) The Company shall maintain $1,000,000 of "key man" insurance policies, payable to the Company, on the life of the persons set forth on
Schedule 8(ii) in addition to those policies required under the Series B Stockholder's Agreement.

               (iii) The Company will, upon a successful closing of this Offering, pay directly, or promptly reimburse no more than $5,000 to all subscribers for their reasonable out of pocket and legal costs incurred by it in connection with this transaction. Such subscribers shall determine how such funds should be allocated.

               (iv) Except to the extent inconsistent with (v) below, quarterly fiscal year information shall be provided per procedures required by the Board of Directors. Provided yearly will be the budget, strategic plan and audit and management letter certified by a "Big 6" accounting firm.

               (v) That so long as any Shares are outstanding, the Company shall furnish to each holder of Series D Preferred Stock, the information and notices set forth in sibparagraph (v) of Paragraph 8 of the Series C Subscription Agreement within the time frame set forth therein.

               (vi) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series D Preferred and the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series A Preferred and the Series B Preferred and the Series C Preferred and the series D Preferred or otherwise to comply with the terms of the Amended Certificate and the Stockholders Agreement and the representations, warranties and covenants of the Company hereunder. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred and the Series B Preferred and the Series C Preferred and the Series D Preferred, as the case may be, or otherwise to comply with the terms of the Stockholders Agreement and the Company's representations, warranties and covenants hereunder, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series D Preferred Stock and the exercise of the Warrants.

               (vii) The Company shall maintain its corporate existence, rights and franchises in full force and effect.

               (viii) That so long as any Shares are outstanding, the Company shall maintain and cause each of its subsidiaries, if any, to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies including but not limited to fire and other risks insured against by extended coverage, product liability insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Company, which insurance shall be deemed by the Board of Directors of the Company to be sufficient; and maintain workers' compensation insurance and such other insurance as may be required by law. The Company shall also maintain in effect "key person" life insurance policies, payable to the Company, on the lives of Ely Eshel and Dan Schwartz (so long as each remains an employee of the Company), in the amount of $1,000,000 each. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

               (ix) That so long as any Shares are outstanding, the Company shall permit and cause each of its subsidiaries, if any, to permit designated representatives of each of the holders of the Series A Preferred and the holders of Series B Preferred and the holders of Series B-1 Preferred Stock and the holders of Series C Preferred and the holders of Series C-1 Preferred Stock and the holders of Series D Preferred, at the expense of such stockholder group, to visit and inspect any of the properties of the Company and its subsidiaries, if any, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries, if any, with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the designees of the Series A Preferred holders, Series B and B-1 Preferred holders, Series C and C-1 Preferred holders and Series D Preferred holders such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries, if any, as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice. The Company may condition said access to those persons who execute a reasonable and customary form of non-disclosure agreement.

               (x) That so long as any Shares are outstanding, neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of its representations, warranties and covenants hereunder, the Registration Rights Agreement, the Stockholders' Agreement or the Amended Certificate.

               (xi) That so long as any Shares are outstanding, except for transactions contemplated hereunder or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, when and if formed, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

               (xii) The Company shall use the proceeds from the sale of the Units as set forth herein and/or other such uses as may be authorized by the Board of Directors.

               (xiii) The covenants set forth in subparagraphs (xiii) and (xiv) of Paragraph 8 of the Series C Subscription Agreement are incorporated herein by reference, effective as at the date hereof.

               (xiv) That so long as any Shares are outstanding, the Company shall at all times cause its By-laws to provide that unless OTHERWISE REQUIRED by the laws of the State of Delaware, (i) any two directors and (ii) any holder or holders of at least 25% of the outstanding shares of Series A Preferred or the Series B and B-1 Preferred or the Series C and C-1 Preferred or the Series D Preferred shall have the right to call a meeting of the Board of Directors or stockholders.

               (xv) The covenants set forth in subparagraphs (xviii), (xx),
(xxii), (xxiii) and (xxv) of Paragraph 8 of the Series C Subscription Agreement are incorporated herein by reference, effective as at the date hereof.

               (xvi) That so long as any Series D Preferred Shares are outstanding, the Company shall not permit any subsidiary hereafter formed to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

               (xvii) That so long as any Units are outstanding, the Company shall, with respect to the representations and warranties made by the Company herein, indemnify, defend and hold the holders of the Units harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) (collectively, "Damages"), arising from the untruth, inaccuracy or breach of any such representations, and warranties of the Company; provided however, that the holders of the Units shall only be entitled to indemnification hereunder if the aggregate of all Damages exceeds $100,000; provided further, that if the aggregate of all Damages exceeds $100,000, holders of the Series D Preferred and Warrants shall be entitled to indemnification for all Damages beginning with the first dollar of Damages suffered or incurred on a pro rata basis based on the number of Units held by each holder. Indemnification with respect to this
Section 8(xxvi) shall be limited to the aggregate consideration paid by the holders of the Units for the Units; provided, however, that in any suit by one or more third parties which results in Damages, the holders of the Units shall be entitled to indemnification for all such Damages, without limitation.

               (xviii) The Company shall, as long as the Stockholders Agreement is in full force, require all employees and persons owning (on an as-if converted or exercised basis) 150,000 shares of Common Stock, at the time the respective employer actually owns 150,000 shares of Common Stock or elects to sell any shares of Common Stock, to become a party to the Stockholders Agreement.

               (xix) The Company shall simultaneously with the Initial Closing, enter into an agreement with the holders of the warrants granted to the holders of the Series B Preferred Stock to amend their anti-dilution rights, in substantially the form attached hereto as Exhibit H.

               9. It is understood that all documents, records and books pertaining to this investment have been made available for inspection by the undersigned and his designees, and that all books and records of the Company will be available upon reasonable notice, for inspection by Subscribers during reasonable business hours at the Company's principal place of business.

               10. This subscription is not transferable or assignable by the undersigned.

               11. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors and assigns.

               12. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

               13. This Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of New York, without application of the principles of conflicts of laws.

               14. The undersigned is delivering herewith for the Units subscribed for (i) a check, payable to the order of "Momentum Software Corporation" or has tendered such payment by wire transfer, as described above, in the amount of the Shares subscribed for; (ii) one copy of the Purchaser Statement; (iii) one copy of the Purchaser Questionnaire, completed, dated and signed by the Subscriber; (iv) two signed copies of this Subscription Agreement;
(v) two signed copies of the Stockholders Agreement and (vi) two signed copies of the Registration Rights Agreement.

               15. In accordance with Section 6 (viii) of this Subscription Agreement, the undersigned hereby furnishes the following information:

               A. The undersigned is:

               (a) A bank as defined in section 3(a)(2) of the Securities Act of
                   1933, as amended (the "Act") or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                                               Yes                  No

               (b) A private business development company as defined in section
                   202(a)(22) of the Investment Advisers Act of 1940; Yes No

               (c) An organization described in section 501(c)(3) of the
                   Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                                                Yes                  No

               (d) A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                                                Yes                 No

               (e) A natural person whose individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000;

                                                Yes                  No

               (f) A natural person who had an individual income in excess of
                   $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                                                Yes                  No

               (g) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, as described in Rule 506(b)(2)(ii) of the Act; or

                                                Yes                  No

               (h) Any entity in which all of the equity owners are accredited investors.

                                                 Yes                 No

               16. All covenants, representations and warranties made hereunder, by the Company and the undersigned, respectively, shall survive the acceptance of the subscriptions and the Closing and shall be deemed, if not otherwise provided by law, to be deemed to be a binding agreement among the Company and the undersigned.



               Amount of check enclosed:  $             .
                (or wire transfer)

                Number of Units Subscribed For              .

Dated:                       , 1996



Signature of Investor                      (Name of Investor - Please Print)